Exhibit 28 (a) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

FT SERIES, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

March 21, 1994

FT Series, Inc., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City, Maryland (hereinafter called "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST:       WHEREAS, the Corporation desires to restate its Charter as currently in effect, the Charter of the Corporation, is amended and so amended is restated in its entirety by striking out articles FIRST through EIGHTH and inserting in lieu thereof the following:

FIRST:       The name of the corporation is International Series, Inc. ("Corporation").

SECOND:       The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

THIRD:       The post office address of the principal office and the office of the resident agent of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation in the state of Maryland is THE CORPORATION TRUST INCORPORATED, which is a corporation organized and existing under the laws of the State of Maryland, the address of which is 32 South Street, Baltimore, Maryland 21202.

FOURTH:       (a) The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value $.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). Subject to the following paragraph, the authorized shares are classified as five hundred million 500,000,000 shares of the International Equity Fund Class A Shares, five hundred million 500,000,000 shares of International Equity Fund Class C Shares, five hundred million 500,000,000 shares of the International Income Fund Class A Shares, five hundred million 500,000,000 shares of International Income Fund Class C Shares. The remaining three billion (3,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.

(b)       The Board of Directors is authorized to classify or to reclassify (i.e., into series and classes within series), from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of each class of stock shall be subject to the following:

(i) The Board of Directors may redesignate a class of stock whether or not shares of such class are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class of stock.

(ii) The assets attributable to each class may be invested in a common investment portfolio. The assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary from class to class. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class of stock as determined by or under the direction of the Board of Directors.

(iii) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class.

(iv) In the event of liquidation or dissolution of the Corporation, the stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

(v) All holders of shares of stock shall vote as a single class except as may be otherwise required by law pursuant to the 1940 Act or any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, and except to respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote.

(c)       The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

FIFTH:       (a) The number of Directors of the Corporation shall initially be ten. The number may be changed by the By-Laws of the Corporation or by the Board of Directors pursuant to the By-Laws.

(b) The names of the Directors who shall act until the initial meeting of shareholders and until their successors are elected and qualify, are: John F. Donahue, John T. Conroy, Jr., William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Peter E. Madden, Gregor F. Meyer, Wesley W. Posvar, and Marjorie P. Smuts.

SIXTH:       (a) To the extent the Corporation has funds or property legally available therefor, each shareholder shall have the right at such times as may be permitted by the Corporation, but no less frequently than as required under the 1940 Act, to require the Corporation to redeem all or any part of its shares at a redemption price equal to the net asset value per share next determined after the shares are tendered for redemption, less any applicable redemption charges as determined by the Board of Directors. The Board of Directors may adopt requirements and procedures for redemption of shares.

Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem shares of any series or class pursuant to the applicable rules and regulations, or any order, of the Securities and Exchange Commission.

(b) The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem any shareholder's shares of any series or class for their then current net asset value per share if at such time (i) the shareholder owns shares having an aggregate net asset value of less than $500 or such greater amount for such series or class set forth in the current registration statement of the Corporation filed with the Securities and Exchange Commission, (ii) regardless of the amount, if a shareholder fails to supply a valid taxpayer identification number, or (iii) the Directors determine in their sole discretion that failure to do so redeem may have materially adverse consequences to the remaining shareholders or the Corporation or any series or class thereof.

(c) Each share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in subparagraph (a) of Article SIXTH of this Article of Incorporation at any time if the Board of Directors, in its sole discretion, determines that failure to so redeem may result in the Corporation being classified as a personal holding company as defined in the Internal Revenue Code, as amended.

SEVENTH:       The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and shareholders:

(a) No shareholder shall have any pre-emptive or preferential right of subscription to any shares of any series or class whether now or hereafter authorized.

(b) The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote without regard to class shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum.

(c) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (i) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (ii) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, (iii) is empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized, and (iv) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of the Corporation's stock.

(d) Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of any or all series or classes of shares entitled to be cast to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

(e) The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding shares or any series or class.

(f) The Board of Directors is expressly authorized to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine, for any series or class of the Corporation; to declare such dividends or distributions for any series or class of the Corporation by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions for any series or class of the Corporation on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of such series or class redeeming their entire ownership of shares.

(g) Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

EIGHTH:       (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by by-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

(c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(d) References to the Maryland General Corporation Law in these Articles of Incorporation are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

SECOND:       The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect. The current address of the principal office of the Corporation, the name and address of the Corporation's current resident agent and the number of directors of the Corporation and the names of those currently in office are as set forth herein.

THIRD:       The Articles of Amendment and Restatement of the Corporation as hereinabove set forth have been duly advised by the Board of Directors, approved by a majority of the entire Board of Directors and approved by the stockholders of the Corporation by the vote required by law.

IN WITNESS WHEREOF, The Corporation has caused these Articles of Amendment and Restatement to be signed and acknowledged by its Vice President, John W. McGonigle, and attested by its Assistant Secretary, Jeannette Fisher-Garber, on this 21st day of March, 1994.

The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:	FT SERIES, INC.

/s /Jeannette Fisher-Garber	By: /s/ John W. McGonigle
Jeannette Fisher-Garber	John W. McGonigle
Assistant Secretary	Vice President

INTERNATIONAL SERIES, INC.

ARTICLES SUPPLEMENTARY

INTERNATIONAL SERIES, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies:

FIRST: The Board of Directors hereby reclassifies 1,000,000,000 of the authorized but unissued shares of common stock of the Corporation as 500,000,000 shares of International Equity Fund Class B Shares and 500,000,000 shares of International Income Fund Class B Shares.

SECOND: The shares of Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation’s charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

IN WITNESS WHEREOF, International Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on September 1, 1994.

The undersigned, John W. McGonigle, Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:	INTERNATIONAL SERIES, INC.

/s/ Jeannette Fisher-Garber	By:/s/ John W. McGonigle
Jeannette Fisher-Garber	John W. McGonigle
Assistant Secretary	Vice President

INTERNATIONAL SERIES, INC.

ARTICLES OF AMENDMENT

INTERNATIONAL SERIES, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies:

FIRST: In order to add the name “Federated” to each class of the Corporation’s common stock, the Articles of Amendment and Restatement are hereby amended by striking paragraph (a) of Article FOURTH in its entirety and inserting the following in its place:

“(a) The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value $.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). Subject to the following paragraph, the authorized shares are classified as five hundred million (500,000,000) shares of Federated International Equity Fund Class A, five hundred million (500,000,000) shares of Federated International Equity Fund Class B, five hundred million (500,000,000) shares of Federated International Equity Fund Class C, five hundred million (500,000,000) shares of Federated International Income Fund Class B, and five hundred million (500,000,000) shares of Federated International Income Fund Class B, and five hundred million (5000,000,000) shares of Federated International Equity Fund Class C. The remaining two billion (2,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.”

SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and such amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 of title 2 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered an open-end Company under the Investment Company Act of 1940, as amended.

THIRD: The foregoing amendment does not increase the authorized stock of the Corporation or the aggregate par value thereof.

IN WITNESS WHEREOF, International Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on August 25, 1995.

The undersigned, Richard B. Fisher, Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:	INTERNATIONAL SERIES, INC.

/s/J. Crilley Kelly	By:/s/Richard B. Fisher
J. Crilley Kelly, Assistant Secretary	Richard B. Fisher, Vice President

INTERNATIONAL SERIES, INC.

CERTIFICATE OF CORRECTION

International Series, Inc., a Maryland corporation, having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The title of the document being corrected is “Articles Supplementary.”

SECOND: The only party to the document being corrected is International Series, Inc.

THIRD: The document being corrected was filed with the State Department of Assessments and Taxation on September 12, 1994.

FOURTH: (1) Article SECOND in the document as previously filed reads as follows:

SECOND:       The shares of Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation’s charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

(2)       Article SECOND in the document as corrected reads as follows:

SECOND:       The shares of common stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation’s charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally and to the following:

At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, International Equity Fund Class B Shares may be automatically converted into International Equity Fund Class A Shares, and International Income Fund Class B Shares may be automatically converted into International Income Fund Class A Shares based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Assistant Secretary on this 28th day of February, 1997.

The undersigned Executive Vice President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

WITNESSED	INTERNATIONAL SERIES, INC.

/s/ S. Elliott Cohan	By:/s/ J. Christopher Donahue
S. Elliott Cohan	J. Christopher Donahue
Assistant Secretary	Executive Vice President

INTERNATIONAL SERIES, INC.

CERTIFICATE OF CORRECTION

International Series, Inc., a Maryland corporation (the “Corporation”), hereby certifies that:

FIRST: The title of the document being corrected is “Articles of Amendment.”

SECOND: The only party to the document being corrected is International Series, Inc.

THIRD: The Articles of Amendment were filed on January 31, 1996.

FOURTH:	A. Article FIRST of the Articles of Amendment as filed January 31, 1996 reads as follows:

FIRST: In order to add the name “Federated” to each class of the Corporation’s common stock, the Articles of Amendment and Restatement are hereby amended by striking paragraph (a) of Article FOURTH in its entirety and inserting the following in its place:

“(a) The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value $.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). Subject to the following paragraph, the authorized shares are classified as five hundred million (500,000,000) shares of Federated International Equity Fund Class A, five hundred million (500,000,000) shares of Federated International Equity Fund Class B, five hundred million (500,000,000) shares of Federated International Equity Fund Class C, five hundred million (500,000,000) shares of Federated International Income Fund Class A, five hundred million (500,000,000) shares of Federated International Income Fund Class B, and five hundred million (500,000,000) shares of Federated International Equity Fund Class C. The remaining two billion (2,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.”

B. As corrected Article FIRST of the Articles of Amendment reads as follows:

“FIRST: In order to add the name “Federated” to each class of the Corporation’s common stock, the Articles of Amendment and Restatement are hereby amended by striking paragraph (a) of Article FOURTH in its entirety and inserting the following in its place:

“(a) The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value $.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). Subject to the following paragraph, the authorized shares are classified as five hundred million (500,000,000) shares of Federated International Equity Fund Class A, five hundred million (500,000,000) shares of Federated International Equity Fund Class B, five hundred million (500,000,000) shares of Federated International Equity Fund Class C, five hundred million (500,000,000) shares of Federated International Income Fund Class A, five hundred million (500,000,000) shares of Federated International Income Fund Class B, and five hundred million (500,000,000) shares of Federated International Equity Fund Class C. The remaining two billion (2,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.”

IN WITNESS WHEREOF, International Series, Inc. has caused these presents to be signed in its name and on its behalf as of April 11, 1997, by its duly authorized officers who acknowledge that this Certificate of Correction is the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein that are required to be executed under oath are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:	INTERNATIONAL SERIES, INC.

/s/ S. Elliott Cohan	By:/s/ John W. McGonigle
S. Elliott Cohan	John W. McGonigle
Assistant Secretary	Executive Vice President

INTERNATIONAL SERIES, INC.

ARTICLES OF AMENDMENT

INTERNATIONAL SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The charter of the Corporation is amended to change the name of the Corporation by amending Article First of the Articles of Incorporation to read:

FIRST: The name of the corporation is Federated

International Series, Inc.

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: These Articles of Amendment shall become effective immediately upon the filing of these Articles.

IN WITNESS WHEREOF, INTERNATIONAL SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, and witnessed by its Assistant Secretary, as of January 18, 2000.

The undersigned, J. Christopher Donahue, Executive Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:	INTERNATIONAL SERIES, INC.

/s/ James O. Perry	/s/ J. Christopher Donahue
James O. Perry, Esq.	J. Christopher Donahue
Assistant Secretary	Executive Vice President

FEDERATED INTERNATIONAL SERIES, INC.

ARTICLES OF AMENDMENT

FEDERATED INTERNATIONAL SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Charter of the Corporation is hereby amended to rename all of the shares of "Federated International Income Fund Class A Shares, Class B Shares and Class C Shares" to "Federated International Bond Fund Class A Shares, Class B Shares and Class C Shares."

SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the Charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: These Articles of Amendment shall become effective immediately upon the filing of these Articles.

IN WITNESS WHEREOF, FEDERATED INTERNATIONAL SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, and witnessed by its Assistant Secretary, as of September18, 2000.

The undersigned, John W. McGonigle, Executive Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:	FEDERATED INTERNATIONAL SERIES, INC.
/s/ Michael D. McLean, Esq.	/s/ John W. McGonigle, Esq.
Michael D. McLean, Esq.	John W. McGonigle
Assistant Secretary	Executive Vice President

FEDERATED INTERNATIONAL SERIES, INC.

ARTICLES OF AMENDMENT

Federated International Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The charter of the Corporation is hereby amended by striking out paragraph (a) of Article FOURTH of the Articles of Amendment and Restatement of the Corporation filed on April 4, 2008 and inserting in lieu thereof the following:

“FOURTH: The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value $.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). Subject to the following paragraph, the authorized shares are classified as follows:

Class	Number of Shares
Federated International Bond Fund Class A shares	500,000,000
Federated International Bond Fund Class B shares	500,000,000
Federated International Bond Fund Class C shares	500,000,000

The remaining three billion five hundred million (3,500,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.”

SECOND: The amendment to the charter of the Corporation has been approved by the directors and shareholders of the Corporation on November 2, 2009.

IN WITNESS WHEREOF, Federated International Series, Inc. caused these presents to be signed in its name and on its behalf by its President attested by its Secretary, on the 5th day of March, 2010. The undersigned President hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his/her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereon are true in all material respects, under the penalties of perjury.

ATTEST:	FEDERATED INTERNATIONAL SERIES, INC.

/s/ John W. McGonigle	By: /s/ J. Christopher Donahue
Name: John W. McGonigle	Name: J. Christopher Donahue
Title: Secretary	Title: President

FEDERATED INTERNATIONAL SERIES, INC.

ARTICLES OF AMENDMENT

FEDERATED INTERNATIONAL SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Charter of the Corporation is hereby amended to rename all of the shares of "Federated International Bond Fund Class A Shares, Class B Shares and Class C Shares" to "Federated Global Total Return Bond Fund Class A Shares, Class B Shares and Class C Shares."

SECOND: The charter of the Corporation is hereby amended by striking out paragraph (a) of Article FOURTH of the Articles of Amendment and Restatement of the Corporation filed on March 21, 1994 and inserting in lieu thereof the following:

“FOURTH: The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value $.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). Subject to the following paragraph, the authorized shares are classified as follows:

Class	Number of Shares
Federated Global Total Return Bond Fund Class A shares	500,000,000
Federated Global Total Return Bond Fund Class B shares	500,000,000
Federated Global Total Return Bond Fund Class C shares	500,000,000
Federated Global Total Return Bond Fund Institutional Shares	500,000,000

The remaining three billion (3,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.”

THIRD: The foregoing amendments to the Charter of the Corporation were approved by a majority of the entire Board of Directors of the Corporation; the Charter amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

FOURTH: These Articles of Amendment shall become effective immediately upon the filing of these Articles.

IN WITNESS WHEREOF, FEDERATED INTERNATIONAL SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and witnessed by its Secretary, as of August 12, 2016.

The undersigned, J. Christopher Donahue, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

ATTEST:	FEDERATED INTERNATIONAL SERIES, INC.

/s/ George F. Magera	/s/ J. Christopher Donahue
Name: George F. Magera	Name: J. Christopher Donahue
Title: Assistant Secretary	Title: President

FEDERATED INTERNATIONAL SERIES, INC.

ARTICLES SUPPLEMENTARY

FEDERATED INTERNATIONAL SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value of $0.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND: The Board of Directors of the Corporation hereby reclassifies 500,000,000 shares of the authorized and unissued shares of Federated Global Total Return Bond Fund Class B Shares as authorized but unclassified and unissued shares of Federated Global Total Return Bond Fund.

THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue five billion (5,000,000,000) shares of common stock, par value of $0.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). The authorized shares were classified as follows:

Class	Number of Shares
Federated Global Total Return Bond Fund Class A shares	500,000,000
Federated Global Total Return Bond Fund Class B shares	500,000,000
Federated Global Total Return Bond Fund Class C shares	500,000,000
Federated Global Total Return Bond Fund Institutional Shares	500,000,000

The remaining three billion (3,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors.

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue five billion (5,000,000,000) shares of common stock, par value of $0.0001 per share. The aggregate par value of all shares which the Corporation will be authorized to issue is Five Hundred Thousand Dollars ($500,000). The authorized shares will be classified as follows:

Class	Number of Shares
Federated Global Total Return Bond Fund Class A shares	500,000,000
Federated Global Total Return Bond Fund Class C shares	500,000,000
Federated Global Total Return Bond Fund Institutional Shares	500,000,000

The remaining three billion (3,500,000,000) shares shall remain unclassified until action is taken by the Board of Directors.

FOURTH: The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation’s charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of condition of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation.

FIFTH: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

SIXTH: The Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, FEDERATED INTERNATIONAL SERIES, INC. has caused these presents to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of January 17, 2018.

The undersigned, President and Assistant Secretary of the Corporation, hereby acknowledge that these Articles Supplementary are the act of the Corporation, and that to the best of their knowledge, information and belief, all the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under penalties of perjury.

ATTEST:	FEDERATED INTERNATIONAL SERIES, INC.

/s/ George F. Magera	/s/ J. Christopher Donahue
Name: George F. Magera	Name: J. Christopher Donahue
Title: Assistant Secretary	Title: President

FEDERATED INTERNATIONAL SERIES, INC.

ARTICLES OF AMENDMENT

FEDERATED INTERNATIONAL SERIES, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking Article FIRST and inserting the following in its place:

"FIRST: The name of the Corporation is Federated Hermes International Series, Inc."

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

THIRD: These Articles of Amendment will become effective on June 26, 2020.

IN WITNESS WHEREOF, Federated International Series, Inc. has caused these Articles of Incorporation to be signed in its name and on its behalf as of June 19, 2020, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST	FEDERATED INTERNATIONAL SERIES, INC.

/s/ George F. Magera	/s/ J. Christopher Donahue
George F. Magera	J. Christopher Donahue
Assistant Secretary	President